Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement (No. 333-234436) on Form S-3 and related Prospectus of Spring Bank Pharmaceuticals, Inc. of our report dated March 11, 2019, relating to the consolidated financial statements of Spring Bank Pharmaceuticals, Inc. and its subsidiaries, appearing in the Annual Report on Form 10-K of Spring Bank Pharmaceuticals, Inc. for the year ended December 31, 2018.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Boston, Massachusetts

November 27, 2019